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                                                                    Exhibit 99.1


                                  NEWS RELEASE




FOR IMMEDIATE RELEASE

Contacts:
K.C. Trowell                           G. Thomas Frankland
Chairman & Chief Executive Officer     Executive Vice President and Chief
CNB, Inc.                              Financial Officer
904-755-3240

                       CNB NATIONAL BANK PRESIDENT RESIGNS

      LAKE CITY, FLORIDA (March 5, 1999) - CNB, Inc. (NASDAQ:CNBB) today announced that its Board of Directors had accepted the resignation of Corey J. Coughlin as President and Chief Operating Officer and as a Director of its banking subsidiary, CNB National Bank. CNB also accepted Mr. Coughlin's resignation as Executive Vice President of CNB, Inc. K.C. Trowell, Chairman and Chief Executive Officer of CNB, Inc. and CNB National Bank will assume the role until a successor is named. Mr. Coughlin has agreed to continue as a consultant for up to three months to facilitate a smooth transition.

      "During his tenure, Coughlin brought a wealth of banking experience to CNB and was instrumental in CNB's initial public offering completed earlier this year," Trowell said. "We appreciate Corey continuing his association with CNB in the upcoming months."

                                     * * * *

      CNB, Inc. is a registered bank holding company and the parent of CNB National Bank. CNB National Bank commenced operations in 1986 with one Lake City location and today has eleven offices in six Northeast Florida counties (Alachua, Baker, Bradford, Columbia, Suwannee and Union).